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                                                                Exhibit 10.15
                            LOAN AGREEMENT

                                                                29 March 1999

The Hongkong and Shanghai Banking Corporation Limited (hereinafter referred to as the "Bank") hereby agrees to grant a loan of JPY 160,000,000 (Japanese Yen one hundred and sixty million only) to Impco Technologies Japan Corp (hereinafter referred to as the "Borrower") on the following terms and conditions:

Amount         : JPY 160,000,000 (Japanese Yen one hundred and sixty
                 million only)

Purpose        : Acquisition funds

Period         : From 31 March 1999 to 31 March 2004

Maturity       : 31 March 2004

Drawdown Date  : on 31 March 1999 in one single amount

Repayment      : Quarterly installment of JPYS,000,000.
                 Each installment will be debited to your current account.

Repayment      : Repayment Date         Repayment Amount
Schedule         1st     30JUN1999      JPY8,000,000 plus interest
                 2nd     30SEP1999      JPY8,000,000 plus interest
                 3rd     30DEC1999      JPY8,000,000 plus interest
                 4th     31MAR2000      JPY8,000,000 plus interest
                 5th     30JUN2000      JPY8,000,000 plus interest
                 6th     29SEP2000      JPY8,000,000 plus interest
                 7th     29DEC2000      JPY8,000,000 plus interest
                 8th     30MAR2001      JPY8,000,000 plus interest
                 9th     29JUN2001      JPY8,000,000 plus interest
                 10th    28SEP2001      JPY8,000,000 plus interest
                 llth    28DEC2001      JPY8,000,000 plus interest
                 12th    29MAR2002      JPY8,000,000 plus interest
                 13th    28JUN2002      JPY8,000,000 plus interest
                 14th    30SEP2002      JPY8,000,000 plus interest
                 15th    30DEC2002      JPY8,000,000 plus interest
                 16th    31MAR2003      JPY8,000,000 plus interest
                 17th    30JUN2003      JPY8,000,000 plus interest
                 18th    30SEP2003      JPY8,000,000 plus interest
                 19th    30DEC2003      JPY8,000,000 plus interest
                 20th    31MAR2004      JPY8,000,000 plus interest

Interest : Interest rate will be charged at 1.6% per annum over our cost. The cost will be quoted two business days prior to the date of each installment.

Interest on the loan will be debited to your current account quarterly in arrears on each loan repayment date.

Interest shall be computed on the basis of a year of three hundred sixty five
(365) days for the actual number of days elapsed, being understood that the first day of the interest payment period shall be included in the relevant number of days but that the last day of the interest payment period shall not be included therein.

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If the Borrower fails to perform any obligations which are owed to the Bank, the Borrower shall pay the Bank damages at the rate of 15% per annum for the amount payable from the due date of the obligation to the date of payment.

When any payment under this Agreement would otherwise be due on a day which is not a business day, the due date for payment shall be the previous business day.

Prepayment : With the Bank's prior approval, (which will not be withheld, provided we are satisfied that the funds utilized are generated from your internal resources, out of cash flow rather than from external re-financing) during an interest period the loan may, with two business days advance notice to us, be repaid subject to the usual charges (i.e. the differential between the return the Bank would have received had the loan run to maturity and the return the Bank is able to obtain by the placing of the funds repaid for the remainder of the period in the market). If repayment is made without the Bank's prior approval, a fee of 2% on the amount repaid will be payable in addition to that mentioned above.

Security : Stand-by Documentary Credit (No. 3015192) for JPY160,000,000 issued by Bank of America NT & SA Los Angeles Branch valid until 30 April 2000, which will be automatically extended without amendment for a one year period upon such date and upon each anniversary of such date, but in no event later than 30 April 2004.

Other conditions:
        1) If at any time the Borrower fails to repay the principal amount or pay the interest due thereon, the total loan amount together with interest accrued thereon up to the date of actual payment become immediately due and payable without further notice.

        2) Payments by the Borrower shall be made to the Bank without any set-off, counter-claim, withholding or condition of any kind except that if the Borrower is compelled by law to make such withholding, the sum payable by the Borrower shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no withholding.

        3) The agreement refers to and incorporates the Agreement on Bank Transactions dated 26MAR1999 submitted by the Borrower to the Bank, provided, however, that in the event of any inconsistency between the terms and conditions of this Agreement and the Agreement on Bank Transactions, the terms and conditions of this Agreement shall prevail.

        4) This loan agreement will be governed by and construed in accordance with the laws of Japan.

IN WITNESS HEREOF, this Agreement has been made as on 29 March 1999.

THE BANK:                               THE BORROWER:

THE HONGKONG AND SHANGHAI               IMPCO TECHNOLOGIES JAPAN CORP
BANKING CORPORATION LIMITED,
OSAKA

/s/ N D Coates                          /s/ Mutsuo Taguchi
--------------                          -------------------
Manager Osaka                           President

Revenue stamp JPY100,000.-